As filed with the Securities and Exchange Commission on August 1, 2005
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Psychiatric Solutions, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	23-2491707
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Psychiatric Solutions, Inc.
840 Crescent Centre Drive, Suite 460
Franklin, Tennessee 37067
(615) 312-5700
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)	Joey A. Jacobs 840 Crescent Centre Drive, Suite 460 Franklin, Tennessee 37067 (615) 312-5700 (Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

with copies to:
Christopher L. Howard, Esq.
Waller Lansden Dortch & Davis, PLLC
511 Union Street, Suite 2100
Nashville, Tennessee 37219
(615) 244-6380

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.    ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title Of Each Class Of	Amount To Be	Offering Price	Aggregate	Amount Of
Securities To Be Registered	Registered	Per Unit	Offering Price	Registration Fee

Common Stock, $.01 par value per share	1,362,760(1)	$47.11(2)	$64,199,624	$7,557

Debt Securities, Preferred Stock ($.01 par value per share), Common Stock Warrants and Common Stock ($.01 par value per share)(3)	$250,000,000(3)(4)	—	$250,000,000(5)	$29,425(6)

(1)	Consists of 1,362,760 shares of common stock that are held by a certain stockholder. This registration statement shall cover any additional shares of our common stock which become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of shares of our outstanding common stock.
(2)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) and is based on the high and the low sales prices of our common stock as reported on the Nasdaq National Market on July 27, 2005.
(3)	Pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), the fee table does not specify by each class of securities to be registered information as to the amount to be registered, proposed maximum offering price per unit and the proposed maximum aggregate offering price. Securities sold hereunder may be sold separately, together or as units with other securities registered hereunder.
(4)	The amount to be registered consists of up to $250,000,000 (in U.S. dollars or the equivalent thereof at the time of sale for any debt security denominated in one or more foreign currencies or composite currencies) of an indeterminate principal amount of Debt Securities, an indeterminate number of shares of Preferred Stock, and indeterminate number of Common Stock Warrants and an indeterminate number of shares of Common Stock as may from time to time be issuable hereunder or upon conversion of Debt Securities or Preferred Stock registered hereunder or upon exercise of Common Stock Warrants registered hereunder, as the case may be.
(5)	Estimated solely for purposes of calculating the registration fee. No separate consideration will be received for securities as may from time to time be issued upon conversion or exchange of securities registered hereunder.
(6)	Calculated pursuant to Rule 457(o) under the Securities Act.
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated August 1, 2005
Prospectus

1,362,760 Shares Common Stock	$250,000,000 Common Stock
Common Stock Warrants
Preferred Stock
Debt Securities

     This prospectus may be used by Ardent Health Services LLC, a Delaware limited liability company (“Ardent”), to sell up to an aggregate of 1,362,760 shares of our common stock (the “Ardent Shares”), which shares were obtained by Ardent pursuant to an Amended and Restated Stock Purchase Agreement dated June 30, 2005 between Ardent, Ardent Health Services, Inc., a Delaware corporation (“AHS”), and us (the “Purchase Agreement”). Pursuant to the Purchase Agreement, we acquired all of the outstanding capital stock of AHS. The Ardent Shares may be sold by or on behalf of Ardent or such selling stockholders named in supplements to this prospectus.
     Ardent may offer and sell the Ardent Shares from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Ardent may sell all or a portion of the Ardent Shares in market transactions on the Nasdaq National Market; in privately negotiated transactions; through the writing of options; in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; through broker-dealers, which may act as agents or principals; directly to one or more purchasers; through agents; or in any combination of the above or by any other legally available means. Ardent will receive all of the proceeds from the sale of the Ardent Shares. We will not receive any proceeds from any such sales.
     In addition, we may from time to time offer, in one or more series, the following:

•	Shares of common stock;

•	Warrants to purchase shares of common stock;

•	Shares of preferred stock;

•	Debt securities, which may be either senior debt securities or subordinated debt securities, in each case consisting of notes or other evidence of indebtedness; or

•	Any combination of these securities, individually or as units.
     We will offer such securities at an aggregate initial public offering price of up to $250,000,000, or an equivalent amount in U.S. dollars if any securities are denominated in a currency other than U.S. dollars, on terms determined at the time we offer such securities. We may offer our common stock and warrants, preferred stock and debt securities separately or together, in separate classes or series, in amounts, at prices and on terms set forth in an applicable prospectus supplement to this prospectus.
     The applicable prospectus supplement will also contain information, where applicable, about certain federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement.
     We may sell these securities directly through agents designated from time to time by us, or to or through underwriters or dealers, or through a combination of these methods. We reserve the sole right to accept, and together with our agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents, dealers or underwriters. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See “Plan of Distribution.” Our net proceeds from the sale of securities also will be set forth in the relevant prospectus supplement. No securities may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of such series of securities.
     Our common stock is listed on the Nasdaq National Market under the symbol “PSYS.” On July 29, 2005, the last reported sale price of our common stock on the Nasdaq National Market was $48.18 per share.

     Investing in these securities involve risks. You should carefully review the discussion under the heading “Risk Factors” on page 1 regarding information included and incorporated by reference in this prospectus and the applicable prospectus supplement.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                   , 2005

      You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any other documents incorporated by reference is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.
      References in this prospectus to “Psychiatric Solutions,” “we,” “us” and “our” refer to Psychiatric Solutions, Inc., a behavioral health care services company incorporated in Delaware, unless the context otherwise requires.

ABOUT THIS PROSPECTUS
      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf process, Ardent may sell the Ardent Shares from time to time after the date of this prospectus. In addition, we may sell any combination of the securities (other than the Ardent Shares) described in this prospectus in one or more offerings up to an aggregate offering price of $250,000,000. This prospectus provides you with a general description of the Ardent Shares and the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. See “Plan of Distribution.” The prospectus supplement may also add, update or change information contained in this prospectus. You should read both the prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
      This prospectus (including the information incorporated by reference) contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, competition, trends or developments in our industries, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions and other information that is not historical information. When used in this prospectus, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, our examination of historical operation trends, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them, but there can be no assurance that our expectations, beliefs and projections will be realized.
      There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus. Important factors that could cause our actual results to differ materially from the forward-looking statements we make in this prospectus are or will be incorporated by reference in this prospectus. Please see the information contained under the heading “Risk Factors.”
      In addition, future trends for pricing, margins, revenue and profitability remain difficult to predict in the industries that we serve. There may also be other factors that may cause our actual results to differ materially from the forward-looking statements.
      All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligation to publicly update or revise forward-looking statements, which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events, except as required by applicable securities laws.
      We caution you that these factors, as well as the risk factors included or incorporated by reference in this prospectus or any prospectus supplement, may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict such new risk factors, nor can we assess the impact, if any, of such new risk factors on our businesses or the extent to which any factor or combination of factors may cause actual results to differ materially from those expressed or implied by any forward-looking statements.
RISK FACTORS
      An investment in our securities involves a high degree of risk. In addition to the other information included and incorporated by reference in this prospectus, you should carefully review the risk factors and other information included and incorporated by reference in the applicable prospectus supplement when determining whether or not to purchase the securities offered under this prospectus and the applicable prospectus supplement.
THE COMPANY
      We are the leading provider of inpatient behavioral health care services in the United States. As of July 31, 2005, through our inpatient division, we operated 54 owned or leased behavioral health care facilities with approximately 6,340 beds in 27 states. In addition, as of July 31, 2005, through our management contract division, we managed 37 behavioral health care units for third parties and 6 behavioral health care facilities for government agencies. Our address is 840 Crescent Centre Drive, Suite 460, Franklin, Tennessee 37067; our phone number is (615) 312-5700.
USE OF PROCEEDS
      Ardent will receive all of the net proceeds from the sale of the Ardent Shares pursuant to this prospectus. We will receive no proceeds from the sale of the Ardent Shares by Ardent or any other selling stockholders.
      Unless we indicate otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include, but not be limited to, working capital, capital expenditures, acquisitions, refinancing of indebtedness and repurchases or redemptions of securities.
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
      The following table sets forth our consolidated ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated:

										Three Months Ended
	Year Ended December 31									March 31,

	2000	2001		2002		2003		2004		2005

Ratio of earnings to combined fixed charges and preferred stock dividends(1)(2)	—	1.36	x	1.81	x	1.45	x	2.18	x	2.33	x

(1)	For the purpose of calculating the ratio of earnings to combined fixed charges and preferred stock dividends, earnings are defined as earnings from continuing operations before income taxes plus fixed charges, less preferred stock dividends. Fixed charges are defined as interest expense, plus amortized premiums, discounts and capitalized expenses related to indebtedness, plus an estimate of the interest within rental expense. Preferred stock dividends are divided by 100% minus the effective income tax rate. Our earnings were insufficient to cover our fixed charges by $0.5 million for the year ended December 31, 2000.
(2)	At December 31, 2000 and 2001, we had 10,500,000 and 10,497,000 shares of Series A Preferred Stock outstanding, respectively, and 4,975,736 shares of Series B Preferred Stock outstanding. No dividends were paid on Series A or Series B Preferred Stock. During our merger with PMR Corporation, all shares of Series A and Series B Preferred Stock were converted into common stock and, at December 31, 2002, we had no preferred stock outstanding. During 2003, we issued Series A Convertible Preferred Stock that accrued pay-in-kind dividends. During 2004, all shares of Series A Convertible Preferred Stock were converted into common stock and at December 31, 2004 and March 31, 2005 no preferred stock was outstanding.

GENERAL DESCRIPTION OF SECURITIES WE MAY SELL
      We, directly or through agents, dealers or underwriters that we may designate, may offer and sell, from time to time, up to $250,000,000 (or the equivalent in one or more foreign currency units) aggregate initial offering price of:

•	Shares of our common stock;

•	Warrants to purchase shares of our common stock;

•	Shares of our preferred stock;

•	Our debt securities, which may be either senior debt securities or subordinated debt securities; or

•	Any combination of these securities, individually or as units.
      We may offer and sell these securities either individually or as units consisting of one or more of these securities, each on terms to be determined at the time of the offering. We may issue debt securities and/or preferred stock that are exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be delivered with this prospectus, which will describe the terms of the offering and sale of the offered securities.
DESCRIPTION OF COMMON STOCK
      Our amended and restated certificate of incorporation provides that our authorized capital stock consists of 48,000,000 shares of common stock, $0.01 par value, and 6,000,000 shares of preferred stock, $0.01 par value. We describe the preferred stock under the heading “Description of Preferred Stock” below.
      This section summarizes the general terms of our common stock that we may offer. The prospectus supplement relating to the common stock offered will state the number of shares offered, the initial offering price and the market price, dividend information and any other relevant information. The summaries in this section and the prospectus supplement do not describe every aspect of the common stock. When evaluating the common stock, you should also refer to all of the provisions of our amended and restated certificate of incorporation, our amended and restated bylaws and the Delaware General Corporation Law (“DGCL”). Our amended and restated certificate of incorporation, as amended, and amended and restated bylaws are incorporated by reference in the registration statement.
Terms of the Common Stock
      As of July 29, 2005, there were 21,898,070 shares of our common stock issued and outstanding.
      Subject to the rights and preferences specifically granted to our preferred stockholders, if any, our common stockholders are entitled to receive dividends as they may be declared by our board of directors. Our common stockholders do not have fixed or cumulative dividend rights. Upon our liquidation or dissolution, holders of our common stock are entitled to share ratably in all of our assets remaining after payment of our liabilities and payment of any preferential liquidation rights of our preferred stock then outstanding. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Cumulative voting for directors is not permitted. Subject to certain exceptions, removal of any director (or of our entire board of directors), approval of amendments to our amended and restated certificate of incorporation and approval of amendments to our amended and restated bylaws generally require the affirmative vote of the holders of two-thirds of the combined voting power of our then-outstanding shares of capital stock, voting together as a single class. Our amended and restated certificate of incorporation and amended and restated bylaws contain no provision that would require greater than a majority of stockholders to approve mergers, consolidations, sales of a substantial amount of assets, or other similar transactions. Our common stockholders do not have preemptive rights to purchase shares of our common stock. The issued and outstanding shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock. All outstanding shares of our common stock are, and any shares of common stock issued will be, upon payment therefor, fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to those of the holders of any preferred stock that we may issue in the future.

Anti-Takeover Considerations and Special Provisions of Delaware Law, our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws

Delaware Anti-Takeover Law
      We are subject to the provisions of Section 203 of the DGCL, which regulates corporate takeovers. This section prevents Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	A stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an interested stockholder);

•	An affiliate of an interested stockholder; or

•	An associate of an interested stockholder,
for three years following the date that the stockholder became an interested stockholder. A “business combination” includes a merger or sale of more than 10% of our assets.
      However, the above provisions of Section 203 do not apply if:

•	Our board of directors approves the transaction that made the stockholder an interested stockholder, prior to the date of that transaction;

•	After the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by our officers and directors; or

•	On or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.
      This statute could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire us.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
      A number of provisions of our amended and restated certificate of incorporation and our amended and restated bylaws concern matters of corporate governance and the rights of our stockholders. Provisions that grant our board of directors the ability to issue shares of preferred stock and to set the voting rights, preferences and other terms thereof may discourage takeover attempts that are not first approved by our board of directors, including takeovers that may be considered by some stockholders to be in their best interests. Certain provisions could delay or impede the removal of incumbent directors even if such removal would be beneficial to our stockholders. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even if they could be favorable to the interests of stockholders, and could potentially depress the market price of our common stock. Our board of directors believes that these provisions are appropriate to protect our interests and the interests of our stockholders.
      Classified Board of Directors. Our amended and restated certificate of incorporation divides our board of directors into three classes. Moreover, no director may be removed prior to the expiration of his or her term except for cause and upon the vote of at least two-thirds of the combined voting power of the then outstanding shares of our common stock. These provisions in our amended and restated certificate of incorporation may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of our company and may maintain the incumbency of our board of directors because this structure generally increases the difficulty of, or may delay, replacing a majority of the directors.
      Meetings of Stockholders. Our amended and restated bylaws provide that annual meetings of our stockholders may take place at the time and place established by our board of directors. A special meeting of our stockholders may be called at any time by either the chairman of the board, the chief executive officer, the president, or a majority of the board of directors, and the stockholders are entitled to written notice thereof.
      Filling of Board Vacancies. Our amended and restated certificate of incorporation provides that vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of our directors then in office, even though that number may be less than a quorum of the board of directors.
      Amendment of the Certificate of Incorporation. Our amended and restated certificate of incorporation may be amended or repealed by an affirmative vote of at least two-thirds of the combined voting power of the then-outstanding shares of stock entitled to vote on the proposed amendment. In the event a resolution to amend the amended and restated certificate of incorporation is adopted by an affirmative vote of at least 80% of our board of directors, final approval of the amendment only requires an affirmative vote of a majority of the combined voting power then outstanding.
      Amendment of the Bylaws. Our amended and restated bylaws may be amended or repealed by a majority of our board of directors. Any amendment or repeal of our amended and restated bylaws that has not previously received the approval of our board shall require for adoption the affirmative vote of the holders of at least two-thirds of the voting power of our then outstanding shares of stock entitled to vote on any proposed amendment of our amended and restated bylaws.
Limitations on Liability and Indemnification of Officers and Directors
      Our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for certain breaches of fiduciary duty as a director to the fullest extent permitted by Delaware law. Our amended and restated certificate of incorporation also provides that we must indemnify our directors and officers to the fullest extent permitted by Delaware law, and we must advance expenses to our directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to certain exceptions. These obligations apply with equal force to any surviving or constituent entities to a merger to which we may be a party. We also carry directors’ and officers’ liability insurance.
      The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation may discourage stockholders from bringing a lawsuit against directors for breaches of their fiduciary duty. They may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though an action of this kind, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholders’ investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. However, we believe that these indemnification provisions are necessary to attract and retain qualified directors and officers.
Transfer Agent and Registrar
      StockTrans, Inc. is the transfer agent and registrar for our common stock.
Listing
      Our common stock is listed on the Nasdaq National Market under the trading symbol “PSYS.”

DESCRIPTION OF COMMON STOCK WARRANTS
      We may issue common stock warrants for the purchase of common stock. Common stock warrants may be issued independently or together with any other securities pursuant to any prospectus supplement and may be attached to or separate from such securities. Each series of common stock warrants will be issued under a separate warrant agreement to be entered into between us and the warrant recipient or, if the recipients are numerous, a warrant agent identified in the applicable prospectus supplement. The warrant agent, if engaged, will act solely as our agent in connection with the common stock warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of common stock warrants. Further terms of the common stock warrants and the applicable warrant agreements will be set forth in the prospectus supplement.
      The applicable prospectus supplement will describe the terms of any common stock warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	The title of such common stock warrants;

•	The aggregate number of such common stock warrants;

•	The price or prices at which such common stock warrants will be issued;

•	The designation, number and terms of the shares of common stock purchasable upon exercise of such common stock warrants;

•	The designation and terms of the other securities with which such common stock warrants are issued and the number of such common stock warrants issued with each such offered security;

•	The date, if any, on and after which such common stock warrants and the related common stock will be separately transferable;

•	The price at which each share of common stock purchasable upon exercise of such common stock warrants may be purchased;

•	The date on which the right to exercise such common stock warrants shall commence and the date on which such right shall expire;

•	The minimum or maximum amount of such common stock warrants that may be exercised at any one time;

•	Information with respect to book-entry procedures, if any;

•	A discussion of certain federal income tax considerations; and

•	Any other terms of such common stock warrants, including terms, procedures and limitations relating to the exchange and exercise of such common stock warrants.
You should review the section captioned “Description of Common Stock” for a general description of the common stock which would be acquired upon the exercise of the common stock warrants.
DESCRIPTION OF PREFERRED STOCK
General
      We are authorized to issue 6,000,000 shares of preferred stock and no shares of preferred stock are currently issued and outstanding. We previously authorized and issued series A convertible preferred stock to certain investors. All of the outstanding shares of series A preferred stock have been converted into shares of our common stock.
      The following description of preferred stock sets forth certain anticipated general terms and provisions of the preferred stock to which any prospectus supplement may relate. Certain other terms of any series of preferred stock (which terms may be different than those stated below) will be described in the prospectus supplement to which such series relates. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the prospectus supplement, our amended and restated certificate of incorporation (including the amendment describing the designations, rights, and preferences of each series of preferred stock) and amended and restated bylaws.
      Subject to limitations prescribed by Delaware law and our amended and restated certificate of incorporation, the board of directors is authorized to fix the number of shares constituting each series of preferred stock and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the board of directors or the duly authorized committee thereof. The preferred stock will, when issued, be fully paid and nonassessable and will have no preemptive rights.
      The prospectus supplement relating to preferred stock will contain the specific terms, including:

•	The title and stated value of such preferred stock;

•	The number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such preferred stock;

•	The dividend rate(s), period(s) and or payment date(s) or method(s) of calculation thereof applicable to such preferred stock;

•	The date from which dividends on such preferred stock shall accumulate, if applicable;

•	The provision for a sinking fund, if any, for such preferred stock;

•	The provisions for redemption, if applicable, of such preferred stock;

•	Any listing of such preferred stock on any securities exchange;

•	The terms and conditions, if applicable, upon which such preferred stock will be convertible into common stock, including the conversion price (or manner of calculation thereof);

•	A discussion of certain federal income tax considerations applicable to such preferred stock;

•	The relative ranking and preferences of such preferred stock as to dividend rights and rights upon our liquidation, dissolution or winding up of its affairs;

•	Any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of affairs; and

•	Any other specific terms, preferences, rights, limitations or restrictions of such preferred stock.
Rank
      Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

•	Senior to all classes or series of common stock, and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up;

•	On a parity with all equity securities the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up; and

•	Junior to all equity securities the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up.

Dividends
      Holders of preferred stock of each series shall be entitled to receive, when, as and if declared by the board of directors, out of our assets legally available for payment, cash dividends (or dividends in kind or in other property if expressly permitted and described in the applicable prospectus supplement) at such rates and on such dates as will be set forth in the applicable prospectus supplement. Each such dividend shall be payable to holders of record as they appear on our stock transfer books on such record dates as shall be fixed by the board of directors.
      Dividends on any series of preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the prospectus supplement. If the board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are non-cumulative, then the holders of such series of preferred stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.
      Unless otherwise specified in the applicable prospectus supplement, if any preferred stock of any series is outstanding, no full dividends shall be declared or paid or set apart for payment on the preferred stock of any other series ranking, as to dividends, on a parity with or junior to the preferred stock of such series for any period unless full dividends (which include all unpaid dividends in the case of cumulative dividend preferred stock) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the preferred stock of such series.
      When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the preferred stock of any series and the shares of any other series of preferred stock ranking on a parity as to dividends with the preferred stock of such series, all dividends declared upon shares of preferred stock of such series and any other series of preferred stock ranking on a parity as to dividends with such preferred stock shall be declared pro rata among the holders of such series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of such series which may be in arrears.
      Until required dividends are paid, no dividends (other than in common stock or other capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution shall be declared or made upon the common stock or any other capital stock ranking junior to or on a parity with the preferred stock of such series as to dividends or upon liquidation. In addition, no common stock or any other capital stock ranking junior to or on a parity with the preferred stock of such series as to dividends or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by us (except by conversion into or exchange for other capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation).
      Any dividend payment made of a series of preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of preferred stock of such series which remains payable.
Redemption
      If so provided in the applicable prospectus supplement, any series of preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.
      The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of such preferred stock that we shall redeem in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. We may pay the redemption price in cash or other property, as specified in the prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of our issuance of capital stock, the terms of such preferred stock may provide that, if no such capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into shares of the applicable capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.
      So long as any dividends on any series of preferred stock ranking on a parity as to dividends and distributions of assets with such series of the preferred stock are in arrears, no shares of any such series of the preferred stock will be redeemed (whether by mandatory or optional redemption) unless all such shares are simultaneously redeemed, and we will not purchase or otherwise acquire any such shares. However, this will not prevent the purchase or acquisition of preferred stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series and, unless the full cumulative dividends on all outstanding shares of any cumulative preferred stock of such series and any other stock of Psychiatric Solutions ranking on a parity with such series as to dividends and upon liquidation shall have been paid or contemporaneously are declared and paid for all past dividend periods, we shall not purchase or otherwise acquire directly or indirectly any preferred stock of such series (except by conversion into or exchange for stock ranking junior to the preferred stock of such series as to dividends and upon liquidation). However, this will not prevent the purchase or acquisition of such preferred stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of such series.
      If we are to redeem fewer than all of the outstanding preferred stock of any series, we will determine the number of shares to be redeemed and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by us that will not result in the issuance of any excess shares.
      We will mail a notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock of any series to be redeemed. If notice of redemption of any preferred stock has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any preferred stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such preferred stock, such preferred stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.
Liquidation Preference
      Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of common stock, or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up, the holders of each series of preferred stock will be entitled to receive out of our assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all shares of other classes or series of capital stock ranking on a parity with the preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of the preferred stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
      If liquidating distributions shall have been made in full to all holders of preferred stock, our remaining assets shall be distributed among the holders of any other classes or series of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares.
Voting Rights
      Holders of preferred stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.
      Any series of preferred stock may provide that, so long as any shares of such series remain outstanding, the holders of such series may vote as a separate class on certain specified matters, which may include changes in our capitalization, amendments to our amended and restated certificate of incorporation charter and mergers and dispositions.
      The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series of preferred stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.
      The provisions of a series of preferred stock may provide for additional rights, remedies, and privileges if dividends on such series are in arrears for specified periods, which rights and privileges will be described in the applicable prospectus supplement.
Conversion Rights
      The terms and conditions, if any, upon which shares of any series of preferred stock are convertible into common stock will be set forth in the prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the preferred stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such preferred stock.
DESCRIPTION OF DEBT SECURITIES
      We may issue debt securities under one or more trust indentures to be executed by us and a specified trustee. The terms of the debt securities will include those stated in the indenture and those made a part of the indenture (before any supplements) by reference to the Trust Indenture Act of 1939. The indentures will be qualified under the Trust Indenture Act.
      The following description sets forth certain anticipated general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement (which terms may be different than those stated below) and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, investors should review both the prospectus supplement relating thereto and the following description. Forms of the senior indenture (as discussed herein) and the subordinated indenture (as discussed herein) have been filed as exhibits to the Registration Statement of which this prospectus is a part.

General
      The debt securities will be our direct obligations and may be either senior debt securities or subordinated debt securities. The indebtedness represented by subordinated securities will be subordinated in right of payment to the prior payment in full of our senior debt (as defined in the applicable indenture). Senior securities and subordinated securities will be issued pursuant to separate indentures (respectively, a senior indenture and a subordinated indenture), in each case between us and a trustee.
      Except as set forth in the applicable indenture and described in a prospectus supplement relating thereto, the debt securities may be issued without limit as to aggregate principal amount, in one or more series, secured or unsecured, in each case as established from time to time in or pursuant to authority granted by a resolution of our board of directors or as established in the applicable indenture. All debt securities of one series need not be issued at the time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series.
      The prospectus supplement relating to any series of debt securities being offered will contain the specific terms thereof, including, without limitation:

•	The title of such debt securities and whether such debt securities are senior securities or subordinated securities;

•	The aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

•	The percentage of the principal amount at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of such debt securities which is convertible into common stock or preferred stock, or the method by which any such portion shall be determined;

•	If convertible, any applicable limitations on the ownership or transferability of the common stock or preferred stock into which such debt securities are convertible;

•	The date or dates, or the method for determining the date or dates, on which the principal of such debt securities will be payable;

•	The rate or rates (which may be fixed or variable), or the method by which the rate or rates shall be determined, at which such debt securities will bear interest, if any;

•	The date or dates, or the method for determining such date or dates, from which any interest will accrue, the interest payment dates on which any such interest will be payable, the regular record dates for such interest payment dates, or the method by which any such date shall be determined, the person to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

•	The place or places where the principal of (and premium, if any) and interest, if any, on such debt securities will be payable, such debt securities may be surrendered for conversion or registration of transfer or exchange and notices or demands to or upon us in respect of such debt securities and the applicable indenture may be served;

•	The period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities may be redeemed, as a whole or in part, at our option, if we have such an option;

•	Our obligation, if any, to redeem, repay or purchase such debt securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

•	If other than U.S. dollars, the currency or currencies in which such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

•	Whether the amount of payments of principal of (and premium, if any) or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currencies) and the manner in which such amounts shall be determined;

•	Any additions to, modifications of or deletions from the terms of such debt securities with respect to the events of default or covenants set forth in the indenture;

•	Any provisions for collateral security for repayment of such debt securities;

•	Whether such debt securities will be issued in certificated and/or book-entry form;

•	Whether such debt securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

•	The applicability, if any, of defeasance and covenant defeasance provisions of the applicable indenture;

•	The terms, if any, upon which such debt securities may be convertible into our common stock or preferred stock and the terms and conditions upon which such conversion will be effected, including, without limitation, the initial conversion price or rate and the conversion period;

•	Whether and under what circumstances we will pay additional amounts as contemplated in the indenture on such debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities in lieu of making such payment; and

•	Any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.
      The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. Special federal income tax, accounting and other considerations applicable to these original issue discount securities will be described in the applicable prospectus supplement.
      The applicable indenture may contain provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control.
Merger, Consolidation or Sale
      The applicable indenture will provide that we may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation, provided that:

•	Either we shall be the continuing corporation, or the successor corporation (if other than Psychiatric Solutions) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium, if any), and interest on, all of the applicable debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the applicable indenture;

•	Immediately after giving effect to such transaction and treating any indebtedness which becomes our obligation or an obligation of one of our subsidiaries as a result thereof as having been incurred by us or such subsidiary at the time of such transaction, no event of default under the applicable indenture, and no event which, after notice or the lapse of time, or both, would become such an event of default, shall have occurred and be continuing; and

•	An officer’s certificate and legal opinion covering such conditions shall be delivered to the trustee.

Covenants
      The applicable indenture will contain covenants requiring us to take certain actions and prohibiting us from taking certain actions. The covenants with respect to any series of debt securities will be described in the prospectus supplement relating thereto.
Events of Default, Notice and Waiver
      Each indenture will describe specific “events of default” with respect to any series of debt securities issued thereunder. Such “events of default” are likely to include (with grace and cure periods):

•	Default in the payment of any installment of interest on any debt security of such series;

•	Default in the payment of principal of (or premium, if any, on) any debt security of such series at its maturity;

•	Default in making any required sinking fund payment for any debt security of such series;

•	Default in the performance or breach of any other covenant or warranty of Psychiatric Solutions contained in the applicable indenture (other than a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series), continued for a specified period of days after written notice as provided in the applicable indenture;

•	Default in the payment of specified amounts of indebtedness of Psychiatric Solutions or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled; and

•	Certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Psychiatric Solutions or any of our significant subsidiaries or their property.
      If an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then the applicable trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amounts may be specified in the terms thereof) of all the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the applicable trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to debt securities of such series (or of all debt securities then outstanding under any indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may rescind and annul such declaration and its consequences if:

•	We shall have deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable trustee; and

•	All events of default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) have been cured or waived as provided in such indenture.

      Each indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default:

•	In the payment of the principal of (or premium, if any) or interest on any debt security of such series; or

•	In respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.
      Each trustee will be required to give notice to the holders of debt securities within 90 days of a default under the applicable indenture unless such default shall have been cured or waived; provided, however, that such trustee may withhold notice to the holders of any series of debt securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series) if specified responsible officers of such trustee consider such withholding to be in the interest of such holders.
      Each indenture will provide that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy thereunder, except in the case of failure of the applicable trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such debt securities at the respective due dates thereof.
      Subject to provisions in each indenture relating to its duties in case of default, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding under such indenture, unless such holders shall have offered to the trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under an indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which is in conflict with any law or the applicable indenture, which may involve such trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein.
      Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the applicable indenture and, if so, specifying each such default and the nature and status thereof.
Modification of the Indenture
      It is anticipated that modifications and amendments of an indenture may be made by us and the trustee, with the consent of the holders of not less than a majority in principal amount of each series of the outstanding debt securities issued under the indenture which are affected by the modification or amendment, provided that no such modification or amendment may, without the consent of each holder of such debt securities affected thereby:

•	Change the stated maturity date of the principal of (or premium, if any) or any installment of interest, if any, on any such debt security;

•	Reduce the principal amount of (or premium, if any) or the interest, if any, on any such debt security or the principal amount due upon acceleration of an original issue discount security;

•	Change the place or currency of payment of principal of (or premium, if any) or interest, if any, on any such debt security;

•	Impair the right to institute suit for the enforcement of any such payment on or with respect to any such debt security;

•	Reduce the above-stated percentage of holders of debt securities necessary to modify or amend the indenture; or

•	Modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive compliance with certain provisions of the indenture or for waiver of certain defaults.
      A record date may be set for any act of the holders with respect to consenting to any amendment.
      The holders of not less than a majority in principal amount of outstanding debt securities of each series affected thereby will have the right to waive our compliance with certain covenants in such indenture.
      Each indenture will contain provisions for convening meetings of the holders of debt securities of a series to take permitted action.
Redemption of Securities
      Debt securities may also be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement.
      From and after notice has been given as provided in the applicable indenture, if funds for the redemption of any debt securities called for redemption shall have been made available on such redemption date, such debt securities will cease to bear interest on the date fixed for such redemption specified in such notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

SELLING STOCKHOLDERS
      The following table sets forth the number of shares of common stock beneficially owned by Ardent as of July 29, 2005, the number of Ardent Shares covered by this prospectus and the percentage of total shares of common stock that Ardent will beneficially own upon completion of this offering. This table assumes that Ardent will offer for sale all of the Ardent Shares covered by this prospectus; however, we cannot be certain that it will do so.
      The Ardent Shares offered by this prospectus may be offered from time to time by Ardent, or by any of its respective pledgees, donees, transferees or other successors in interest. Ardent will receive all of the proceeds from the sale of the Ardent Shares under this prospectus. The amounts and information set forth below are based upon information provided to us by Ardent or its representative, or on our records, as of July 29, 2005, and are accurate to the best of our knowledge. It is possible, however, that Ardent may acquire or dispose of additional shares of our common stock from time to time after the date of this prospectus.
      Information about Ardent or the selling stockholders may change from time to time. Any changed information will be set forth in prospectus supplements or post-effective amendments if required by applicable law.
      Ardent may not necessarily intend to sell any of the Ardent Shares. Ardent may decide to sell only a portion of the Ardent Shares offered by it pursuant to this prospectus or may decide not to sell any of the Ardent Shares offered by it pursuant to this prospectus. We filed the registration statement, which includes this prospectus, because of registration rights granted to Ardent, not because Ardent had expressed an intent to immediately sell the Ardent Shares.
      For information on the procedure for sales by Ardent or any other selling stockholders, read the disclosure under the heading “Plan of Distribution” below.

		Number of Shares	Percentage of Common
	Number of Shares of	of Common Stock	Stock Beneficially Owned
	Common Stock	That May Be Sold	Assuming Completion of
Name of Selling Stockholder	Beneficially Owned	Pursuant Hereto	This Offering

Ardent Health Services LLC	1,362,760	1,362,760	—
      We have confirmed with Ardent that it is not a broker-dealer or an affiliate of a broker-dealer.
      Only Ardent may sell the common stock listed above pursuant to this prospectus. Prior to any use of this prospectus in connection with an offering of the Ardent Shares by any holder not identified above, this prospectus will be supplemented to set forth the name and aggregate number of Ardent Shares beneficially owned by the selling stockholder intending to sell such Ardent Shares and the aggregate number of Ardent Shares to be offered. The prospectus as so supplemented will also disclose whether any selling stockholder selling in connection with such prospectus has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus if such information has not been disclosed herein.
PLAN OF DISTRIBUTION
Sale of the Ardent Shares by Ardent
      The Ardent Shares are being registered to permit the resale of such securities by Ardent, including certain of its transferees, from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of the Ardent Shares by Ardent or any other selling stockholders, as the case may be. We will bear the fees and expenses incurred in connection with our obligation to register the Ardent Shares. These fees and expenses include registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of our counsel and independent accountants, reasonable fees and expenses for counsel to Ardent up to $15,000, blue sky fees and expenses and the expenses of any special audits incident to or required by this registration statement or any amendment or supplement hereto. However, Ardent and any other selling stockholders will be solely responsible for all underwriting discounts and commissions and agent’s commissions, if any. Ardent may offer and sell the Ardent Shares from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices.
      Such sales may be effected by a variety of methods, including the following:

•	In market transactions on the Nasdaq National Market;

•	In privately negotiated transactions;

•	Through options, swaps and derivatives;

•	In a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction (including crosses where the same broker acts as agent for both sides of the transaction);

•	Through broker-dealers, which may act as agents or principals;

•	Directly to one or more purchasers;

•	In short sales or transactions to cover short sales;

•	Through agents; and/or

•	In any combination of the above or by any other legally available means.
      In connection with sales of the Ardent Shares, Ardent may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the offered securities, short and deliver the common stock to close out such short positions, or loan or pledge the common stock to broker-dealers that in turn may sell such securities.
      If a material arrangement with any underwriter, broker, dealer or other agent is entered into for the sale of the Ardent Shares through a secondary distribution or a purchase by a broker or dealer, or if other material changes are made in the plan of distribution of the Ardent Shares, a prospectus supplement will be filed, if necessary, under the Securities Act disclosing the material terms and conditions of such arrangement.
      To our knowledge, there are currently no plans, arrangements or understandings between Ardent and any underwriter, broker-dealer or agent regarding its sale of the Ardent Shares. Ardent may decide to sell only a portion of the Ardent Shares offered by it pursuant to this prospectus or may decide not to sell any Ardent Shares offered by it pursuant to this prospectus. In addition, Ardent may transfer, devise or give the Ardent Shares by other means not described in this prospectus. Any Ardent Shares covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.
      Ardent may from time to time pledge or grant a security interest in some or all of the Ardent Shares owned by it and, if it defaults in the performance of its secured obligations, its pledgees or secured parties may offer and sell the Ardent Shares from time to time under this prospectus, or under a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act to include the pledgee, transferee or other successors in interest as a selling stockholder under this prospectus.
      Ardent and any underwriters, broker-dealers or agents participating in the distribution of the Ardent Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the Ardent Shares by Ardent and any commissions received by any such underwriters, broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act. If Ardent was deemed to be an underwriter, it may be subject to statutory liabilities, including, but not limited to, those under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

      We have advised Ardent that it and any other person participating in the distribution may be subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales of common stock by Ardent and any other relevant person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the common stock. All of the above may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.
      Under the securities laws of certain states, the Ardent Shares may be sold in those states only through registered or licensed brokers or dealers. In addition, in certain states the Ardent Shares may not be sold unless the Ardent Shares have been registered or qualified for sale in that state or an exemption from registration or qualification is available and complied with.
      We have agreed to indemnify Ardent against certain losses, liabilities, damages and expenses, including certain liabilities arising from material misstatements or omissions or violations of applicable securities laws in connection with the registration statement of which this prospectus forms a part, and Ardent will be entitled to contribution from us in connection with those liabilities. Ardent will indemnify us against certain losses, liabilities, damages and expenses from material misstatements or omissions contained in written information provided to us by Ardent, and we will be entitled to contribution from Ardent in connection with those liabilities.
Our Sale of Securities
      We may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors through agents or dealers. Any underwriter, agent or dealer involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We also reserve the right to sell securities directly to investors in those jurisdictions where we are authorized to do so. The distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.
      We may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions set forth in any prospectus supplement. In connection with the sale of the securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable prospectus supplement. If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for certain expenses.
      Securities offered may be a new issue of securities with no established trading market. Any underwriters to whom or agents through whom these securities are sold by us for public offering and sale may make a market in these securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading market for any such securities.
      If so indicated in an applicable prospectus supplement, we may authorize dealers acting as our agents to solicit offers by institutions to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount or offering price of the securities sold pursuant to delayed delivery contracts will not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be entered into include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to approval by us.
      The securities also may be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act.
      We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).
      To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions, if commenced, may be discontinued by the underwriters at any time.
      One or more of the underwriters, dealers or agents, and/or one or more of their respective affiliates, may be a lender under our second amended and restated credit agreement and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries and affiliates in the ordinary course of business.
      During such time as we may be engaged in a distribution of the securities covered by this prospectus we are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934. With certain exceptions, Regulation M precludes us, any affiliated purchasers, and any broker-dealer or other person who participates in such distributing from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

LEGAL MATTERS
      Certain legal matters with respect to the validity of the securities being offered hereby will be passed upon for us by Waller Lansden Dortch & Davis, PLLC. Any underwriters will be advised about other issues relating to any transaction by their own legal counsel.
EXPERTS
      The consolidated financial statements of Psychiatric Solutions, Inc. appearing in Psychiatric Solutions, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2004, and Psychiatric Solutions, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements and management’s assessment are, and audited financial statements and management’s assessments of the effectiveness of internal control over financial reporting to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and management’s assessments (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
      The combined financial statements of Behavioral Healthcare Services at December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004, appearing in our Current Report on Form 8-K/A, filed with the SEC on August 1, 2005, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the ability of Ardent Health Services LLC to continue as a going concern as described in Note 1 to the combined financial statements), included therein, and incorporated herein by reference. Such combined financial statements are incorporated herein by reference in reliance upon such report of Ernst & Young LLP given on the authority of such firm as experts in accounting and auditing.
      The consolidated financial statements of Ramsay Youth Services, Inc. and Subsidiaries (“Ramsay”), as of December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002, incorporated in this prospectus by reference from Amendment No. 2 to the Registration Statement No. 333-110206 of Psychiatric Solutions, Inc. on Form S-2, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph referring to a change in Ramsay’s method of accounting for goodwill and other intangible assets effective January 1, 2002).
      The consolidated financial statements of Northern Healthcare Associates and Subsidiaries incorporated by reference herein have been audited by Selznick & Company, LLP, independent certified public accountants, to the extent and for the periods set forth in their independent auditors’ report incorporated herein by reference.
WHERE YOU CAN FIND MORE INFORMATION
      This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since this prospectus may not contain all the information that you may find important, you should review the full text of those documents. You should rely only on the information contained and incorporated by reference in this prospectus.
      We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 and at regional offices in New York, New York and Chicago, Illinois.

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov.
      We make available free of charge through our website, which you can find at www.psysolutions.com, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
      We are “incorporating by reference” information we file with the SEC, which means:

•	Incorporated documents are considered part of this prospectus;

•	We can disclose important information to you by referring you to those documents; and

•	Information that we file later with the SEC automatically will update and supersede information contained in this prospectus.
      We are incorporating by reference the following documents, which we have previously filed with the SEC:

(1) Consolidated Financial Statements of Ramsay Youth Services, Inc. and Subsidiaries as of December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002 (incorporated by reference to Amendment No. 2 to our Registration Statement on Form S-2, filed on December 18, 2003 (Reg. No. 333-110206));

(2) Consolidated Financial Statements of Northern Healthcare Associates and Subsidiaries as of December 31, 2003 and 2002, and for the year ended December 31, 2003 and December 31, 2002 (incorporated by reference to our Current Report on Form 8-K/ A, filed on August 10, 2004);

(3) Combined Financial Statements of Behavioral Healthcare Services as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004 (incorporated by reference to our Current Report on Form 8-K/A, filed on August 1, 2005);

(4) our Annual Report on Form 10-K for the year ended December 31, 2004;

(5) our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005;

(6) our Current Report on Form 8-K filed with the SEC on March 11, 2005;

(7) our Current Report on Form 8-K filed with the SEC on April 22, 2005;

(8) our Current Report on Form 8-K filed with the SEC on July 8, 2005;

(9) our Current Report on Form 8-K/ A filed with the SEC on July 12, 2005;

(10) our Current Report on Form 8-K filed with the SEC on July 14, 2005;

(11) our Current Report on Form 8-K/A filed with the SEC on August 1, 2005;

(12) our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 20, 2005;

(13) our Registration Statement on Form 10, filed with the SEC on July 31, 1992, including all amendments or reports filed for the purpose of updating the description of our capital stock; and

(14) any future filings with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is completed; provided that this prospectus will not incorporate any information we may furnish to the SEC under Item 2.02 or Item 7.01 of Form 8-K.
      Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
      You can obtain copies of the documents incorporated by reference in this prospectus without charge through our website (www.psysolutions.com) as soon as reasonably practicable after we electronically file the material with, or furnish it to, the SEC, or by requesting them in writing or by telephone at the following address:

Psychiatric Solutions, Inc.
840 Crescent Centre Drive, Suite 460
Franklin, Tennessee 37067
Attention: Investor Relations
(615) 312-5700

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.
      The following table sets forth the various expenses in connection with the offering described in this Registration Statement. All the amounts shown are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$36,982
Printing and shipping expenses	30,000
Legal fees and expenses	75,000
Accounting fees and expenses	50,000
Transfer agent or trustee fees	5,000
Miscellaneous expenses	3,018

TOTAL	$200,000

Item 15.	Indemnification of Directors and Officers.
      Pursuant to the provisions of Section 145 of the DGCL, we are required to indemnify any present or former officer or director against expenses reasonably incurred by the officer or director in connection with legal proceedings in which the officer or director becomes involved by reason of being an officer or director if the officer or director is successful in the defense of such proceedings. Section 145 also provides that we may indemnify an officer or director in connection with a proceeding against which he or she is not successful in defending if it is determined that the officer or director acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests, and in the case of a criminal action, if it is determined that the officer or director had no reasonable cause to believe his or her conduct was unlawful. Liabilities for which an officer or director may be indemnified include amounts paid in satisfaction of settlements, judgments, fines and other expenses incurred in connection with such proceedings. In a stockholder derivative action, no indemnification may be paid in respect of any claim, issue or matter as to which the officer or director has been adjudged to be liable to us (except for expenses allowed by a court).
      Pursuant to the provisions of Article VII of our amended and restated bylaws, we are required to indemnify our officers or directors to a greater extent than under the current provisions of Section 145 of the DGCL. Except with respect to stockholder derivative actions, our amended and restated bylaws generally state that an officer or director will be indemnified against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the officer or director in connection with any threatened, pending or completed action, suit or proceeding, provided that (i) such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests; and (ii) with respect to criminal actions or proceedings, such officer or director had no reasonable cause to believe his conduct was unlawful. With respect to stockholder derivative actions, our amended and restated bylaws generally state that an officer or director will be indemnified against expenses actually and reasonably incurred by the officer or director in connection with the defense or settlement of any threatened, pending or completed action or suit provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, except that no indemnification (except for indemnification allowed by a court) will be made with respect to any claim, issue or matter as to which such officer or director has been adjudged to be liable for negligence or misconduct in the performance of the officers or director’s duty to us. Our amended and restated bylaws also provide that under certain circumstances, we will advance expenses for the defense of any action for which indemnification may be available.
      Additionally, pursuant our amended and restated certificate of incorporation, a director is not personally liable to us or any of our stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability resulting from (i) any breach of the director’s duty of loyalty to us or to our stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; (iii) violation of Section 174 of the DGCL, which generally holds directors liable for unlawful dividends, stock purchases or stock redemptions in the event of our dissolution or insolvency; or (iv) any transaction from which the director derived an improper personal benefit.
      The indemnification provided by the DGCL, our amended and restated certificate of incorporation, and our amended and restated bylaws is not exclusive of any other rights to which our directors or officers may be entitled. We also carry directors’ and officers’ liability insurance.

Item 16.	Exhibits and Financial Statement Schedules.

Exhibit
Number		Description of Document

1	.1*	Form of Underwriting Agreement
2.1		Amended and Restated Stock Purchase Agreement dated as of June 30, 2005 by and among Ardent Health Services LLC, Ardent Health Services, Inc., and Psychiatric Solutions, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed on July 8, 2005).
3.1		Amended and Restated Certificate of Incorporation of PMR Corporation, filed with the Delaware Secretary of State on March 9, 1998 (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 1998).
3.2		Certificate of Amendment to Amended and Restated Certificate of Incorporation of PMR Corporation, filed with the Delaware Secretary of State on August 5, 2002 (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2002).
3.3		Certificate of Amendment to Amended and Restated Certificate of Incorporation of Psychiatric Solutions, Inc., filed with the Delaware Secretary of State on March 21, 2003 (incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement, filed on January 22, 2003).
3.4		Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal period ended April 30, 1997).
4.1		Reference is made to Exhibits 3.1 — 3.4.
4.2		Common Stock Specimen Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002).
4.3		Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, filed with the Delaware Secretary of State on March 24, 2003 (incorporated by reference to Appendix D of the Company’s Definitive Proxy Statement, filed January 22, 2003).
4.4		Indenture, dated as of June 30, 2003, among Psychiatric Solutions, Inc., the Guarantors named therein and Wachovia Bank, National Association, as Trustee (incorporated by reference to the Company’s Registration Statement on Form S-4, filed on July 30, 2003 (Registration No. 333-107453)).
4.5		Form of Notes (included in Exhibit 4.4).
4.6		Indenture, dated as of July 6, 2005, by and among Psychiatric Solutions, Inc., the subsidiaries named as guarantors thereto, and Wachovia Bank, National Association (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on July 8, 2005).
4.7		Form of Notes (included in Exhibit 4.6).

Exhibit
Number		Description of Document

4.8		Purchase Agreement, dated as of June 30, 2005, among Psychiatric Solutions, Inc., the subsidiaries named as guarantors thereto, and Citigroup Global Markets Inc., as representative of the initial purchasers named therein (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K, filed on July 8, 2005).
4.9		Exchange and Registration Rights Agreement, dated as of July 6, 2005, among Psychiatric Solutions, Inc., the subsidiary guarantors from time to time party thereto, and Citigroup Global Markets Inc. on behalf of Banc of America Securities LLC, Merrill, Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Lehman Brothers Inc. (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K, filed on July 8, 2005).
4	.10**	Registration Rights Agreement, dated as of July 1, 2005, between Psychiatric Solutions, Inc. and Ardent Health Services LLC.
5	.1**	Opinion of Waller Lansden Dortch & Davis, PLLC.
12	.1**	Computation of Ratio of Earnings to Fixed Charges.
23	.1**	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23	.2**	Consent of Ernst & Young LLP, Independent Auditors.
23	.3**	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
23	.4**	Consent of Selznick & Company, LLP, Independent Auditors.
23	.5**	Consent of Waller Lansden Dortch & Davis, PLLC (included in Exhibit 5.1).
24	.1**	Power of Attorney (included on the signature page).
25	.1*	Statement of Eligibility and Qualification of Senior Trustee under the Trust Indenture Act of 1939 (to be filed in accordance with Rule 305(b)(2) of the Trust Indenture Act of 1939).
25	.2*	Statement of Eligibility and Qualification of Subordinated Trustee under the Trust Indenture Act of 1939 (to be filed in accordance with Rule 305(b)(2) of the Trust Indenture Act of 1939).

*	To be filed by amendment or incorporated by reference when required in connection with the offering of the Securities

**	Filed herewith
Item 17.     Undertakings.
      (a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
      (b) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, the filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonably grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signal on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, as of the 29th day of July, 2005.

PSYCHIATRIC SOLUTIONS, INC.

By:	/s/ Joey A. Jacobs

Joey A. Jacobs
Chairman, Chief Executive Officer and
President
POWER OF ATTORNEY
      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joey A. Jacobs and Brent Turner, and each of them acting individually, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any and all registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joey A. Jacobs Joey A. Jacobs	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	July 29, 2005

/s/ Jack E. Polson Jack E. Polson	Chief Accounting Officer (Principal Accounting Officer)	July 29, 2005

/s/ William F. Carpenter III William F. Carpenter III	Director	July 29, 2005

/s/ Mark P. Clein Mark P. Clein	Director	July 29, 2005

Signature	Title	Date

/s/ Richard D. Gore Richard D. Gore	Director	July 29, 2005

/s/ Christopher Grant, Jr. Christopher Grant, Jr.	Director	July 29, 2005

/s/ Ann H. Lamont Ann H. Lamont	Director	July 29, 2005

/s/ William M. Petrie, M.D. William M. Petrie, M.D.	Director	July 28, 2005

/s/ Edward K. Wissing Edward K. Wissing	Director	July 25, 2005